Exhibit 99.1

Maven 1.0 Platform Launch - Data is In

Engagement results; Growth data; Publishers React to New Platform

The data is in and results are encouraging. In late September, Maven launched its platform out of beta. Twenty-five channel partners are now live, millions of users are migrating, and engagement is increasing materially. Fifty more “Mavens” are at various stages of integration on the road to the long-term goal of 1,000 professional channels and communities across 20 content verticals. Maven’s comprehensive platform is offered by invitation only to an elite coalition of independent publishers.

Engagement uplift. After migrating to the Maven platform, consumer engagement uplift is significant -- a 71% increase within 30 days, with results tested against 2.5 million users. “Over time, we aim to increase engagement to three minutes per visit, and early results indicate we’re headed that way. We believe the only way to measure product satisfaction is ‘engagement per visit,’ as other metrics like visit frequency and total time per month can be artificially inflated by remarketing cookies and buying traffic,” said Maven CEO James Heckman. High engagement numbers are coveted by major advertising brands.

Said KidsActivities.com founder Holly Homer: “Time spent on our channel has increased significantly since converting to Maven, up 33 percent on mobile and 100 percent on desktop. Maven’s community tools are the key -- our readers can write, contribute videos and photos, and respond in real time. It’s incredible to hear and see what’s on their minds.

“Since we migrated to Maven our average user session duration has doubled,” said Travis Maurer, founder of The Weed Blog.

These engagement results are driven by Maven’s technology. Maven 1.0 includes:

●	Professional content management tools
●	Video platform, enabling instant publishing
●	Social platform, including social syndication
●	Dynamic RSS engine
●	Integrated membership/subscription platform
●	Native app for iOS, with channel-specific UX
●	Sophisticated advertising architecture
●	Direct messaging for users/editors
●	Single proprietary platform with no plug-ins means higher performance

Other platform benefits. Maven architected the platform specifically for professionals. It’s not an open social platform, but focuses instead on expert-led community and professional content -- no external feeds. This pure environment also offers social engagement tools, within an undistracted, controlled environment for like-minded groups -- including a paid membership option. So far, Mavens love offering the best of both worlds to their followers:

“Maven replaced my ‘old school’ system of one-way communication and we’re now building a true ‘investor community,’” said Sean Hyman, founder of The Logical Investor. “I’m able to share written and video content, virtually in real time, while interacting seamlessly with members - which helped me sell $30,000 in memberships within 3 weeks of launch.”

Yossarian Johnson, founder of The Intellectualist, said, “The platform really is as good as advertised, very powerful, and Maven did all the heavy lifting to migrate. It's intuitive, easy to use for our members, and helps us by suggesting content to our followers. We found the Maven team highly responsive and professional which makes our jobs as publishers much easier.”

Audience is scaling. Maven’s monthly unique visitors are growing rapidly, now more than 2.5 million and without paid marketing or traffic acquisition -- 100 percent organic.

Emmy Award-winning car care expert Scotty Kilmer said, “The ‘Ask Scotty’ section of the platform is taking off and demonstrates how powerful this platform is for boosting engagement. People from all over the world are asking me their car questions and getting personal advice. By the end of the week, I will reach the 200-millionth lifetime view of my car repair videos. With Maven, especially with its new native App, I expect to hit my next 200 million even faster.”

“Our innovative platform is performing well for our partners, and the key business metrics are moving in a positive direction,” said Heckman. “It's too early to forecast revenue, but that will come as we continue testing our strategy against millions of highly engaged users. We are off to an excellent start.”

Future Reporting for Maven Investors

Maven is committed to providing transparency on internal performance metrics, so investors can track progress over the next few years. Our goals are simple: to partner with 1,000 market-leading Mavens, covering 1,000 categories across 20 content verticals -- independent, professional publishers with passionate followings of 100,000 or more, operating exclusively on the Maven platform. Maven empowers channel partners to improve engagement, which we believe will eventually exceed three minutes per session via our proprietary tech platform. Over time, our goal is to build total distribution for our partners to 100 million organic visitors per month and provide superior monetization from our dynamic membership system and advertising infrastructure. We also intend to use early results analysis to provide guidance and goals during Q1 2018 regarding monetization and video performance.

Examples of live Maven Channels:

Global Lead

Human Rights Foundation

AllHipHop

The Intellectualist

Kids Activities

Blue Lives Matter

About Maven

Maven is an expert-driven, group media network, whose innovative platform serves, by invitation-only, a coalition of professional, independent channel partners (“Mavens”). By providing broader distribution, greater community engagement, and efficient advertising and membership infrastructure, Maven enables partners to focus on the key drivers of their business: creating, informing, sharing, discovering, leading and interacting with the communities and constituencies they serve.

Based in Seattle, Maven is publicly traded under the ticker symbol MVEN. Founders include digital media pioneers James Heckman and Ross Levinsohn, and leadership includes media and technology innovators Josh Jacobs, Bill Sornsin and Ben Joldersma. For more insight about Maven and its leadership team, head to themaven.net.

Forward Looking Statements

This press release by theMaven, Inc. (“Company”) contains “forward-looking statements.” Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning the Company’s business strategy, future revenues, market growth, capital requirements, product introductions and expansion plans, and the adequacy of the Company’s funding. Other statements contained in this press release that are not historical facts are also forward-looking statements. The Company has tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and other comparable terminology.

The Company cautions investors that any forward-looking statements presented in this report, or that the Company may make orally or in writing from time to time, are based on the beliefs of, assumptions made by, and information currently available to, the Company. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond the Company’s control or ability to predict. Although the Company believes that its assumptions are reasonable, they are not guarantees of future performance, and some will inevitably prove to be incorrect. As a result, the Company’s actual future results can be expected to differ from its expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends.

This press release and all subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company does not undertake any obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date of this press release. The information on the websites referenced in this press release are not incorporated herein by reference for any purpose.

Image Caption

James Heckman, Ross Levinsohn and Josh Jacobs present to hundreds of publishers at the first annual Maven Founders Summit last May.